[FORM OF UNDERWRITING AGREEMENT]

                         Pride Petroleum Services, Inc.

          ___% Convertible Subordinated Debentures due _________, 2006


                             UNDERWRITING AGREEMENT

                                                  _____________, 1996

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ROBERT W. BAIRD & CO. INC.
MORGAN KEEGAN & COMPANY, INC.
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    140 Broadway
    New York, New York  10005

Ladies and Gentlemen:

                  Pride Petroleum Services, Inc., a Louisiana corporation (the "COMPANY"), confirms its agreement with the several underwriters listed in
Schedule I hereto (the "UNDERWRITERS") as follows.

                  1. THE DEBENTURES. Subject to the terms and conditions herein set forth, the Company proposes to issue and sell to the Underwriters $60,000,000 aggregate principal amount of its ___% Convertible Subordinated Debentures due ___________, 2006 (the "FIRM DEBENTURES"). The Company also proposes to issue and sell to the several Underwriters not more than $9,000,000 aggregate principal amount of additional ___% Convertible Subordinated Debentures due _____________, 2006 (the "ADDITIONAL DEBENTURES" and, together with the Firm Debentures, the "DEBENTURES"), if requested by the Underwriters as provided in Section 3 hereof. The Debentures are to be issued under an Indenture to be dated as of ____________, 1996, by and between the Company and Marine Midland Bank, as Trustee (the "INDENTURE"), and will be convertible at the option of the holders, into newly-issued shares of the Company's Common Stock, no par value (the "COMMON STOCK"). The Debentures and the shares of Common Stock into which the
                                        1

Debentures are convertible are herein collectively called the "SECURITIES."

                  2. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 33-_____), including a prospectus, subject to completion, related to the Securities. The registration statement, as amended by pre-effective or post-effective amendment pursuant to the Act, including all documents incorporated or deemed to be incorporated by reference therein, financial statements, exhibits (other than the Form T-1), the information (if any) contained in a prospectus that is deemed to be a part of such registration statement at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus in the form first used to confirm sales of the Debentures in the United States, in- cluding all documents incorporated or deemed to be incor- porated by reference therein, is hereinafter referred to as the "PROSPECTUS."

                  3. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, Firm Debentures in the respective principal amount set forth opposite the name of such Underwriter in Schedule I hereto, plus such amount as they individually may become obligated to purchase pursuant to Section 11 hereof, at a purchase price equal to the percentage of the principal amount thereof set forth on the cover page of the Prospectus under the heading "Proceeds to the Company" (the "PURCHASE PRICE").

                  On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Underwriters, and the Underwriters shall have a one-time right to purchase from the Company, up to all of the Additional Debentures at the Purchase Price. Additional Debentures may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Debentures. If any Additional Debentures are to be purchased, each Underwriter,

                                        2

severally and not jointly, agrees to purchase the principal amount of Additional Debentures (subject to such adjustments to eliminate partial Debentures as Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") may determine) that bears the same proportion to the total principal amount of Additional Debentures to be purchased as the principal amount of Firm Debentures set forth opposite the name of such Underwriter in Schedule I hereto bears to the total principal amount of Firm Debentures.

                  The Company hereby agrees, and, concurrently with the execution of this Agreement, shall deliver a letter executed by each of the current directors and executive officers of the Company pursuant to which such directors and executive officers agree that, for a period of 90 days after the date of the Prospectus, without the prior written consent of the Underwriters, neither the Company, nor such directors and executive officers, will, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or enter into any agreement to do any of the foregoing, except pursuant to this Agreement. Notwithstanding the foregoing, during such period (x) the Company may grant stock options pursuant to the Company's currently existing stock option plans, and (y) the directors, officers and other stockholders subject to such agreements may transfer or otherwise dispose of shares of Common Stock pursuant to BONA FIDE gifts, provided that, prior to any such transfers or dispositions referred to in this clause (y), the transferee delivers to DLJ, on behalf of the Underwriters, a written agreement pursuant to which such transferee agrees to be bound by the terms of such agreement as if a signatory thereto.

                  4. TERMS OF THE PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

                  5. DELIVERY AND PAYMENT. Delivery to the Under- writers of and payment for the Firm Debentures shall be made at 10:00 A.M., New York City time, on the third business day (such time and date being referred to as the "CLOSING DATE") following the initial public offering of the Firm Debentures

                                        3

as advised by you to the Company, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Debentures may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Debentures to be purchased by the Underwriters shall be made at such place as DLJ shall designate, at 10:00 A.M., New York City time, on such date (the "OPTION CLOSING DATE"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from DLJ to the Company of the Underwriters' determination to purchase a principal amount, specified in said notice, of Additional Debentures. Such notice may be given at any time within 30 days after the date of this Agreement, provided that the Option Closing Date shall not be earlier than two business days nor later than ten business days after such notice. The Option Closing Date and the location of delivery of and payment for the Additional Debentures may be varied by agreement between DLJ and the Company.

                  The Debentures shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. Definitive Debentures shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for the respective accounts of the Underwriters against payment of the Purchase Price therefor by certified or official bank check or checks payable in New York Clearing House or similar next-day funds to the order of the Company.

                  6. AGREEMENTS OF THE COMPANY. The Company agrees with you that:

                  (a) It will, if the Registration Statement has not heretofore become effective under the Act, and, if necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or
                                        4

         such post-effective amendment to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A under the Act.

                  (b) It will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall, if reasonably requested by you, use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) It will furnish to the Underwriters without charge four (4) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith or incorporated by reference therein, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (d) It will not file any amendment to the Registration Statement, whether before or after the time when the Registration Statement becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy prior to the filing or making thereof or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or any amendment or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Debentures by you, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by an Underwriter or a dealer, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act.

                  (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act, it will, as promptly as practicable, prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with the

         Act, and will furnish to each Underwriter and to such dealers as you shall specify without charge such number of copies thereof as such Underwriter and such dealers may reasonably request.

                  (g) Prior to any public offering of the Securities, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

                  (h) It will mail and make generally available to its security holders as soon as reasonably practicable a consolidated earnings statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and shall advise you in writing when such statement has been so mailed and made available.

                  (i) It will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act"), to cause the Securities to be registered pursuant thereto.

                  (j) During the period of five years after the date of this Agreement, it will (i) mail as soon as reasonably practicable after the end of each fiscal year to the record holders of the Securities and of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) mail as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (k) During the period referred to in paragraph (j), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of the Securities or of its Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (l) It will use the proceeds from the sale of the Debentures in the manner described in the Prospectus under the caption "Use of Proceeds."

                  (m) It will cause the Debentures to be included for trading on the Nasdaq SmallCap Market and any shares of Common Stock issuable upon conversion of the Debentures to be included for trading on the Nasdaq Stock Market National Market (the "NASDAQ-NM") and will use its best efforts to maintain such inclusion for a period of five years after the effective date of the Registration Statement.

                  (n) It will not voluntarily claim, and will resist any attempts to claim, the benefits of any usury laws against the holders of the Debentures.

                  (o) It has not taken and will not take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in stabilization or manipulation of the market price of the Debentures or the Common Stock to facilitate the sale or resale of the Debentures.

                  (p) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Debentures.

                  7. PAYMENT OF EXPENSES. The Company agrees with you that whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay and be responsible for all costs, expenses, fees (other than, except as provided in Sections 7(iii) and (v),
Section 9 and Section 11 hereof, the fees and expenses of your counsel) and taxes in connection with (i) the printing (including word processing), filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Prospectus, preliminary prospectus and all amendments and supplements to any of them, prior to or during the period specified in paragraph 6(e), (ii) the registration with the Commission and the issuance and delivery of the Securities, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph 6(g) above (including, in each case, the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and any memoranda relating thereto), (iv) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, prior to or during the period specified in paragraph 6(e), (v) filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating thereto), (vi) the printing (including word processing) of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (vii) the inclusion of the Securities on the Nasdaq SmallCap Market and the Nasdaq-NM and (viii) the performance by the Company of
                                        9

its other obligations under this Agreement, the cost of its personnel and other internal costs, including (without limitation) the fees of the Trustee, the cost of printing and engraving the Debentures and the certificates representing the Common Stock issuable upon conversion of the Debentures, and all expenses and taxes incident to the sale and delivery of the Securities to you.

                  8. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each Underwriter that:

                           (i) When the Registration Statement becomes effective and at the date of the Prospectus (if different), including at the date of any post-effective amendment or supplement, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (and any supplements or amendments thereto) will at all such times comply in all material respects with the provisions of the Act and will not at any such time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph 8(i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to any of them) based upon and conforming with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 9 hereof) that the statements set forth in the first (including the table), third and final paragraphs of the section entitled "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus or any preliminary prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. No contract or document

                                       10

         of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not described and filed as required.

                           (ii) The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at the Closing Date and the Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                           (iii) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or 430A under the Act, complied when so filed in all material respects with the provisions of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (iv) The only entities in which the Company has an equity or other ownership interest are [list subsidiaries] (collectively, the "SUBSIDIARIES"). Each of the Company and its Subsidiaries has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to carry on its business as it is currently being conducted (and, in the case of the Company, to authorize the offering of the Securities and to issue, sell and deliver the Securities), and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                                       11

                           (v) All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued and are owned directly by the Company. All such shares are fully paid and nonassessable, and, except as disclosed in the Prospectus, are owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

                           (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; except as disclosed in the Prospectus there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; all offers and sales of the Company's capital stock by the Company prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws; the shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved for issuance and sale upon conversion of the Debentures, and the Common Stock, when issued and delivered by the Company upon such conversion, will be validly issued and fully paid and nonassessable and free of any Lien; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the shares of Common Stock by the Company upon conversion of the

                                       12

         Debentures will not be subject to preemptive or other similar rights;

                           (vii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company in accordance with its terms (assuming the due execution and delivery thereof by the Trustee), will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that a waiver of rights under any usury laws may be unenforceable and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought at law or in equity).

                           (viii) The Debentures have been duly authorized by all necessary corporate action on the part of the Company and on the Closing Date, the Indenture and the Debentures will have been duly executed by the Company and will conform in all material respects to the descriptions thereof in the Prospectus. When the Debentures are issued, executed and authenticated in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Debentures will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that a waiver of rights under any usury laws may be unenforceable and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally (regardless of whether enforcement is sought at law or in equity).

                           (ix) Neither the Company nor any Subsidiary is in violation of or in default under (a) its charter or bylaws or (b) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject which could reasonably be expected to have a
                                       13

         material adverse effect, singly or in the aggregate, on the business, results of operations, financial condition or business affairs, of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                           (x) This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by the Act).

                           (xi) The execution and delivery of this Agreement and the Indenture by the Company, the issuance and sale of the Securities, the performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except for such consents as have been obtained and except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, the charter or bylaws of the Company or any Subsidiary or any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary is a party or by which any of them is bound or violate or conflict with any applicable Federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Company or any Subsidiary or any of its property.

                           (xii) There is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any of its Subsidiaries that is required to be disclosed in the Registration Statement or the Prospectus, or which could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the performance of the Company's obligations pursuant to this Agreement and, to
                                       14

         the best of the Company's knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any Subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or the Prospectus or prevents or suspends the sale of the Securities in any of the jurisdictions that you may have specified pursuant to Section 6(g) hereof; no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any Subsidiary that would prevent the issuance of the Securities, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any preliminary prospectus or the Prospectus or prevent or suspend the sale of the Securities in any jurisdiction that you may have specified pursuant to Section 6(g) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign), is pending against or, to the knowledge of the Company, threatened against, the Company or any Subsidiary that, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Securities or (b) in any manner invalidate this Agreement or the Indenture; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

                           (xiii) The Debentures have been approved for inclusion in the Nasdaq SmallCap Market and the Common Stock issuable upon conversion of the Debentures have been approved for inclusion in the Nasdaq-NM, subject to official notice of issuance.

                           (xiv) Coopers & Lybrand L.L.P., the firm of
         accountants that has certified the applicable consolidated financial statements and supporting schedules of the Company filed with the Commission as part of or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company and the Subsidiaries, as required by the Act. The consolidated financial statements, together with related schedules and notes, set
                                       15

         forth or incorporated by reference in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP"); except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included or incorporated by reference in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. Each of the Company and its subsidiaries keeps books and records that fairly reflect its assets and maintains internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management's authorization, (b) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (c) access to the assets of the Company and each of its subsidiaries is permitted only in accordance with management's authorization, and (d) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

                           (xv) Except as disclosed in the Registration
         Statement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole, and is required to be disclosed on a balance sheet in accordance with GAAP, either when considered alone or together with all other such transactions, (ii) there has been no decision or judgment in the nature of litigation adverse to the Company
                                       16

         or any Subsidiary, and (iii) there has been no material adverse change in the financial condition or in the results of operations, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole (any of the above, a "MATERIAL ADVERSE CHANGE").

                           (xvi) The Company and each of its Subsidiaries has such certificates, permits, licenses, approvals, authorizations and other rights (collectively, "PERMITS") issued by governmental or regulatory authorities, including without limitation, all licenses from the insurance departments of the various states where the Subsidiaries write insurance business, as are, in all material respects, necessary to own, lease and operate their respective properties and to conduct their respective businesses; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

                           (xvii) All tax returns required to be filed by the Company and the Subsidiaries in every jurisdiction have been filed, other than those filings being contested in good faith, and, except as disclosed in the Prospectus, all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid.

                           (xviii) Except as would not, individually or in the aggregate, have a Material Adverse Effect (a) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental
                                       17

         Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (b) neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (c) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"); and (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

                           (xix) Neither the Company nor any Subsidiary is in material violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder. There is (A) no significant unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and (B) no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters, except such as would not have a Material Adverse Effect.

                           (xx)  Except as otherwise set forth in the
         Prospectus or such as would not have a Material Adverse

                                       18

         Effect, the Company and each Subsidiary has good and marketable title, free and clear of all Liens (except Liens for taxes not yet due and payable), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in a Material Adverse Effect, and the Company and each Subsidiary enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

                           (xxi) The Company and its Subsidiaries maintain reasonably adequate insurance coverage for those risks customarily insured against by companies in the same business.

                           (xxii) Except for [describe], no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company. No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration Statement.

                           (xxiii) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Prospectus.

                           (xxiv) The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.
                                       19

                           (xxv) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (xxvi) The conditions for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

                           (xxvii) To the knowledge of the Company after inquiry of its executive officers and directors, there are no direct or indirect associations or affiliations with any member of the NASD among the Company's executive officers, directors or principal stockholders, except as set forth in the Registration Statement or as otherwise disclosed to the Underwriters.

                           (xxviii) (A) The present fair and salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and mature, and (B) following the issuance of the Debentures, the present fair and salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and mature. The assets of the Company do not constitute unreasonably small capital to carry out its business as presently conducted (and will not constitute unreasonably small capital to carry out its business as proposed to be conducted) including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company. The Company does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature. The Company will not permit its subsidiaries to incur debts beyond their respective abilities to pay such debts as they mature.

                           (xxix) Neither the Company nor any of its subsidiaries, or any of their affiliates, does business with the government of Cuba or with any person or

                                       20

         affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                           (xxx) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                  9.       INDEMNIFICATION.

                  (a) The Company and each of the Subsidiaries, jointly and severally, agree to indemnify and hold harmless, (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") (any person referred to in clause (i) or (ii) may hereinafter be referred to as an "INDEMNIFIED PERSON") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel employed by any Indemnified Person in accordance with the provisions of this Section 9) directly or indirectly caused by, related to, based upon or arising out of, or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including, in each case, any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company through DLJ by or on behalf of any such Underwriter expressly for use therein.
                                       21

                  (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or any Subsidiary, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company and the Subsidiaries of any liability which it may have pursuant to this Agreement, unless and only to the extent that such omission results in the loss or compromise of any material rights or defenses by the Company or such Subsidiary, as the case may be). Upon receiving such notice, the Company or such Subsidiary shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Company or a subsidiary of the Company) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof within 5 business days after receipt of the notice from the Indemnified Person of such action or proceeding, the Company and the Subsidiaries shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless
         (i) the Company and the Subsidiaries agree in writing to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and such Indemnified Person shall have been advised by counsel either (x) that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate (in which case, if such Indemnified Person notifies the Company in writing, the Company shall not have the right to assume the defense thereof), it being understood, however, that the Company and the Subsidiaries shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of

                                       22

         the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for each such Indemnified Person. The Company and the Subsidiaries shall be liable for any settlement of any such action or proceeding effected with the prior written consent of the Company, which consent will not be unreasonably withheld, and the Company and the Subsidiaries agree, jointly and severally, to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an Indemnified Person shall have requested the indemnifying party to reimburse the Indemnified Person for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the Indemnified Person in accordance with such request for reimbursement prior to the date of such settlement. The Company and the Subsidiaries shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

                  (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company and the Subsidiaries to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter that was furnished in writing by such Underwriter through DLJ expressly for use in the

                                       23

         Registration Statement or the Prospectus or any Preliminary Prospectus and only insofar as the information included in the Registration Statement, the Prospectus or any Preliminary Prospectus was presented therein in conformity with the information furnished by such Underwriter as provided above. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 9(b) above.

                  (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and its Subsidiaries on the one hand and the Underwriters on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and its Subsidiaries on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by

                                       24

         the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company on the one hand or by the Underwriters on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations set forth herein of any party shall be in addition to any liability or obligation such party may otherwise have to the other.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Securities purchased by such Underwriter exceeds the amount of any damages which such Underwriter (and its related Indemnified Persons) has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective aggregate price to the public of Securities purchased by each of the Underwriters hereunder and not joint.
                                       25

                   10. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase the Firm
Debentures under this Agreement are subject to the satisfac-tion of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of their agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                  (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission, (ii) every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 6(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened which would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

                  (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, whether or not arising in the ordinary course of business, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or long-term debt, or any material increase in short-term debt, of the Company or any of its Subsidiaries and (iii) the Company and its Subsidiaries shall have no liability or obligation, direct or contingent, that is
                                       26

         material to the Company and its Subsidiaries taken as a whole and is required to be disclosed in the notes to its financial statements in accordance with GAAP and which is not so disclosed in or incorporated by reference into the Registration Statement.

                  (d) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as officers of the Company confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 10.

                  (e) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of McGlinchey Stafford Lang, a law corporation, counsel for the Company, to the effect that:

                           (i) (A) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (B) has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                           (ii) the Company has the corporate power and authority to enter into and perform this Agreement and the Indenture and to issue, sell and deliver the Securities; this Agreement and the Indenture have been duly and validly authorized by all necessary corporate action by the Company, and have been duly executed and delivered by the Company;

                           (iii) (A) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the "Description of Capital Stock" section of the Registration Statement and the Prospectus; (B) the shares of issued and outstanding Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights pursuant to Louisiana Law or the Company's charter or by-laws; and (C) the shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered upon such conversion, the Common Stock will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights pursuant to Louisiana Law or the Company's charter or by-laws;

                           (iv) the Debentures have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement;

                           (v) this Agreement has been duly authorized, executed and delivered by the Company;

                           (vi) neither the issuance and sale of the Securities, nor the performance of the Company's obligations pursuant to this Agreement or the Indenture will (A) conflict with, result in a breach of, or constitute a default under the terms of any Louisiana statute, rule or regulation to which the Company or any of its properties is subject Company or (B) violate any of the provisions of the charter or by-laws of the Company as in effect on the date of the opinion;

                  (f) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of such foreign counsel for the Company as are acceptable to you, to the effect that:

                           (i) (A) Each of the Subsidiaries that is not organized under the laws of a state of the United States (the "FOREIGN SUBSIDIARIES") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (B) has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                           (ii) Each of the Foreign Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) all of the issued and outstanding capital stock of each of the Foreign Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of capital stock of each Foreign Subsidiary are owned directly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances;

                           (iv) to such counsel's knowledge, except as disclosed in the Prospectus or in this Agreement, there are no outstanding (a) securities or obligations of the any of the Foreign Subsidiaries convertible into or exchangeable for any capital stock of any such subsidiary, (b) warrants, rights or options to subscribe for or purchase from any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                           (v) neither the issuance and sale of the Securities, nor the performance of the Company's obligations pursuant to this Agreement or the Indenture will (A) conflict with, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument and to which any Foreign Subsidiary is a party or bound, or constitute a default under, any statute, rule or regulation to which any Foreign Subsidiary is a party or by which any of them is bound, or to which any of the properties of any Foreign Subsidiary is subject, or any order of any court or governmental agency or body having jurisdiction over any Foreign Subsidiary or any of their properties, or (B) violate any of the provisions of the charter or by-laws of any Foreign Subsidiary as in effect on the date of the opinion;

                           (vi) to the knowledge of such counsel, each of the Foreign Subsidiaries has such Permits, as are in all material respects, necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus; to the knowledge of such counsel, each of the Foreign Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus.

                  (g) You shall have received an opinion (satis-factory to you and your counsel), dated the Closing

         Date, of Baker & Botts, counsel for the Company, to the effect that:

                           (i) to such counsel's knowledge, except as disclosed in the Prospectus or in this Agreement, there are no outstanding (a) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                           (ii) the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought, and such counsel need express no opinion concerning the enforceability of the waiver of rights under any usury laws contained in Section 4.9 of the Indenture;

                           (iii) the Debentures, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought, and such counsel need express no opinion concerning the enforceability of the waiver of rights under any usury laws contained in Section 4.9 of the Indenture;

                           (iv) this Agreement (assuming the due authorization, execution and delivery hereof by the Company and the valid authorization, execution and delivery by the Underwriters) is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought;

                           (v) the Registration Statement has become effective under the Act and the Form 8-A relating to the Debentures has become effective under the Exchange Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or of the Form 8-A has been issued and no proceedings therefor initiated or threatened by the Commission;

                           (vi) each document previously filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects to the applicable requirements of the Exchange Act.

                           (vii) the Indenture complies as to form in all material respects with the Trust Indenture Act of 1939, as amended (the "TIA") and the rules and regulations thereunder and, upon effectiveness of the Registration Statement, will be duly qualified under the TIA;

                           (viii) the Debentures have been approved for inclusion in the Nasdaq SmallCap Market and the Common Stock issuable upon conversion of the Debentures have been approved for inclusion in the Nasdaq-NM, subject to official notice of issuance;

                           (ix) to the knowledge of such counsel, no authorization, approval, consent or order of any court or United States Federal or State, governmental authority or agency is required to be obtained by the Company in connection with the sale by the Company of the Securities to you, except (a) such as have been obtained under the Act, and (b) such as may be required by the NASD or under the state securities or Blue Sky laws or regulations of any jurisdiction in the United States in connection with the purchase and distribution of the Securities by the Underwriters.

                           (x) the Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                           (xi) at the time it became effective and on the Closing Date, the Registration Statement (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be expressed) complied as to form in all material respects with the applicable requirements of the Act; to the knowledge of such counsel, there are no contracts or agreements to which the Company or any Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed or incorporated by reference as exhibits thereto;

                           (xii) neither the issuance and sale of the
         Securities, nor the performance of the Company's obligations pursuant to this Agreement or the Indenture will (A) conflict with, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument and to which the Company or any Subsidiary is a party or bound, or constitute a default under, any statute, rule or regulation to which the Company or any Subsidiary is a party
                                       32

         or by which any of them is bound, or to which any of the properties of the Company or any Subsidiary is subject, or any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties;

                           (xiii) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                           (xiv) the statements made in the Prospectus under the captions "_________________", "_________________" and
         "_____________________," insofar as the same constitute summary descriptions of ___________________________, are accurate in all material respects.

                           (xv) the Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xvi) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration Statement;

                  (h) You shall have received an opinion (satis-factory to you and your counsel), dated the Closing
         Date, of Robert W. Randall, General Counsel of the
         Company, to the effect that:

                           (i) (A) Each of the Subsidiaries that has been organized under the laws of a state of the United States (the "U.S. SUBSIDIARIES") has been duly organized and is validly existing as corporations in good standing under the laws of its jurisdiction of incorporation and (B) has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;
                                       33

                           (ii) the Company and each of the U. S.
         Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) all of the issued and outstanding capital stock of each of the U. S. Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of capital stock of each Subsidiary are owned directly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances;

                           (iv) to such counsel's knowledge, except as disclosed in the Prospectus or in this Agreement, there are no outstanding (a) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                           (v) neither the issuance and sale of the Securities, nor the performance of the Company's obligations pursuant to this Agreement or the Indenture will violate any of the provisions of the charter or by-laws of the Company or any Subsidiary as in effect on the date of the opinion;

                           (vi) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration Statement;

                           (vii) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                           (viii) to the knowledge of such counsel, each of the Company and its Subsidiaries has such Permits, as are in all material respects, necessary to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus; to the knowledge of such counsel, each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus.

                  In addition, each of Baker & Botts and Robert W. Randall shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and state officials) no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (other than the financial statements and notes thereto and other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as amended or supplemented, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus (other than the financial statements and notes thereto and other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as amended or supplemented, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  The opinion of Baker & Botts shall be limited to the laws of the United States, the laws of the State of New York and the State of Texas, [and the corporate law of the State of Delaware]. The opinion of Robert W. Randall shall be limited to the laws of the United States, the laws of the State of Texas, [and the corporate law of the State of Delaware]. The opinion of each foreign counsel shall be limited to the laws of the jurisdiction in which the Foreign Subsidiary with respect to which such opinion is given is organized.

                  (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

                  (j) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (k) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to you, from Johnson, Miller & Co., independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (l) At the Closing Date, the Debentures shall have been approved for inclusion on the Nasdaq SmallCap Market, subject to official notice of issuance.

                  (m) Prior to the Closing Date, the Company shall have furnished to you or caused to be furnished to you such further information, certificates and documents as you may reasonably request.

                  (n) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (o) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, nor shall any such organization have advised the Company or the Underwriters, that (i) it is downgrading its rating assigned to any class of securities of the Company or (ii) it is reviewing any such rating with a view to possible downgrading, or with negative implications, or direction not determined.

                  The several obligations of the Underwriters to purchase Additional Debentures hereunder are subject to satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a) through (j) above except that the opinions called for in paragraphs (e) and (f) and the letters referred to in (g) shall be revised to reflect the sale of the Additional Debentures.

                  11. EFFECTIVE DATE OF AGREEMENT, DEFAULTS AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution of this Agreement, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

                  This Agreement may be terminated at any time prior to the Closing Date or the Option Closing Date, as the case may be, by you by written notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change to the Company, which would, in your opinion, make it impracticable or inadvisable to market the Securities, or to enforce contracts for the sale of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or change in such financial markets would, in your opinion, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any suspension of trading generally in securities on the NYSE, the American Stock Exchange or the Nasdaq NM or limitation on prices for securities on any such exchange or system, (iv) the delisting of the Common Stock from the Nasdaq NM (v) any declaration of a general banking moratorium by either Federal or New York state authorities, (vi) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion would have a Material Adverse Effect, (vii) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your opinion has a material adverse effect on the financial markets in the United States, and would, in your opinion, make it impracticable or inadvisable to market the Securities or (viii) the Debentures shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  If on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Debentures or the Additional Debentures, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Firm Debentures or Additional Debentures, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Debentures to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the amount of Firm Debentures set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Firm Debentures which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Firm Debentures or Additional Debentures that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of Firm Debentures or Additional Debentures, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Firm Debentures or Additional Debentures without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters
                                       38

shall fail or refuse to purchase the Firm Debentures or Additional
Debentures, as the case may be, and the total principal amount of Firm Debentures or Additional Debentures with respect to which such default occurs exceeds 10% of the total amount of Debentures to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters and the Company, except as otherwise provided in this Section 11. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  The indemnity and contribution provisions and the other agreements, representations and warranties set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Debentures, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Debentures and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Underwriters pursuant to clause (i) or (viii) of the second paragraph of this Section 11 as a result of any act or omission of the Company or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it agrees to pay pursuant to Section 7 hereof.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Subsidiaries, the Underwriters, any indemnified party referred to herein and their respective
                                       39

successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

                  12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows:
(a) if to the Company, to it at 1500 City West Boulevard, Suite 400, Houston, Texas 77042, Attention: [___________________], with a copy to Baker & Botts, L.L.P., at 3000 One Shell Plaza, Houston, Texas 77002,
Attention: L. Proctor Thomas, Esq., (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, and, in each case, with a copy to Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201-6950,
Attention: Thomas A. Roberts, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                  13.      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOV-
ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.
                                       40

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

Very truly yours,

PRIDE PETROLEUM SERVICES, INC. on
behalf of itself and each of its
Subsidiaries


By:
         Name:
         Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the Date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

ROBERT W. BAIRD & CO. INC.

MORGAN KEEGAN & COMPANY, INC.

         By:      DONALDSON, LUFKIN & JENRETTE
                    SECURITIES CORPORATION

         By:
             [J. Kent Sweezey]
             [Managing Director]

                                       41

                                                                     SCHEDULE I


                                                    PRINCIPAL
                                                      AMOUNT

Donaldson, Lufkin & Jenrette
  Securities Corporation                            $

Robert W. Baird & Co. Inc.

Morgan Keegan & Company, Inc.

     Total                                          $60,000,000

                                       42